As filed with the Securities and Exchange Commission on February 2, 2010

Registration Statement No. 333- 162935

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEGEAN MARINE PETROLEUM NETWORK INC.
(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

42 Hatzikyriakou Avenue 185 38 Piraeus Athens, Greece 011 30 (210) 458-6200 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to: Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   o

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  o

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  o

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form F-3 (File No. 333-162935) of Aegean Marine Petroleum Network Inc., or the Company, filed on November 6, 2009, as amended, and declared effective on January 15, 2010 (the "Registration Statement"), pursuant to which the Company registered: (i) up to $125,000,000 of its securities, including shares of the Company's common stock and preferred stock, preferred stock purchase rights, debt securities, warrants, purchase contracts and units, and (ii) 3,250,000 shares of common stock to be offered by selling shareholders.

The Company is filing this Post-Effective Amendment No. 1 to deregister, as of the date of effectiveness of this Post-Effective Amendment No. 1, all unsold securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 2, 2010.

AEGEAN MARINE PETROLEUM NETWORK INC.
	By:	/s/ E. Nikolas Tavlarios
Name: E. Nikolas Tavlarios Title: President
Date: February 2, 2010

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter C. Georgiopoulos*	Chairman of the Board of Directors	February 2, 2010
Peter C. Georgiopoulos

/s/ E. Nikolas Tavlarios	President (Principal Executive Officer)	February 2, 2010
E. Nikolas Tavlarios

/s/ Spyros Gianniotis*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2010
Spyros Gianniotis

/s/ Spyridon Fokas*	Director, General Counsel and Corporate Secretary	February 2, 2010
Spyridon Fokas

/s/ Yiannis Papanicolaou*	Director	February 2, 2010
Yiannis Papanicolaou

/s/ Abel L. Rasterhoff*	Director	February 2, 2010
Abel L. Rasterhoff

/s/ John P. Tavlarios*	Director	February 2, 2010
John P. Tavlarios

/s/ Konstantinos D. Koutsomitpoulos*	Director	February 2, 2010
Konstantinos D. Koutsomitpoulos

/s/ George J. Konomos*	Director	February 2, 2010
George J. Konomos

*By:	/s/ Gary J. Wolfe
Gary J. Wolfe, as attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 in the City of New York, State of New York, on February 2, 2010.

AMPN USA, LLC

By:	/s/ E. Nikolas Tavlarios
Name: E. Nikolas Tavlarios Title: Authorized Representative